UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2007

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 23, 2007, Hewitt Associates LLC entered into a letter agreement with John M. Ryan, Senior Vice President and Chief Legal Officer regarding terms related to his retirement from the Company effective October 1, 2007.

(e) The letter agreement provides for Mr. Ryan to receive: (i) full vesting of 7500 shares of restricted stock granted in 2005, and vesting in November 2008 of performance shares granted in 2005 based upon current plan guidelines (7,500 share target), all of which vest upon retirement in accordance with their terms, (ii) eligibility to participate in Hewitt’s retiree medical plan and payment of a lump sum equal to 12 months of the employer portion of Mr. Ryan’s health and dental premiums, not to exceed the amount of his COBRA premium ($11,396), (iii) a lump sum payment equal to three years premium for continuation of individual life insurance, which will be converted into an individual policy, (iv) eligibility, in accordance with the terms of the plan, for any fiscal year 2007 Retirement and Savings Plan company contribution (and DC Restoration Plan contribution if that plan is reinstated for fiscal year 2007) based on Mr. Ryan’s earnings from October 1, 2006 through his retirement date, (v) eligibility to receive payouts from the Voluntary Deferral Plan (if Mr. Ryan elected into that plan) beginning February 2008, (vi) eligibility to receive a fiscal year 2007 annual incentive payout based on performance against established goals with a minimum payout equal to $228,500, (vii) an amount equal to one times current annual base salary and annual target bonus compensation ($600,000), less any applicable tax deductions and other requisite holdings, (viii) continuation of United Airlines Global Status through February 28, 2008, and (ix) on October 1, 2007, a taxable lump sum payment equal to $200,000.

Mr. Ryan agrees (i) to sign certain releases of claims against the Company, (ii) not to disparage the Company or its affiliates and to continue to act in the best interests of the Company and not take any action which would or could be detrimental in any way to the Company or any of its employees, (iii) to make himself reasonably available for interviews, consultation, meetings, and depositions, and to appear as a witness at trial or, at the election of the Company, provide a sworn statement for any matters in which the Company is a party and for any other matter in which he may have any knowledge or any relevant facts as the Company determines.

A copy of the letter agreement is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Letter Agreement between Hewitt Associates LLC and John M. Ryan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Russell P. Fradin
Russell P. Fradin, Chief Executive Officer

Date: August 24, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter Agreement between Hewitt Associates LLC and John M. Ryan.